                                                                    EXHIBIT 23.2







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Conseco, Inc.:


We consent to incorporation by reference of our report dated January 27, 1998, relating to the consolidated balance sheet of Green Tree Financial Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998 Form 10-K of Conseco, Inc., in the following Registration Statements of Conseco, Inc.: Nos. 33-57079, 33-56901, 33-57931, 33-40556,
33-58710, 33-58712, 333-10297, 333-18037, 333-18581, 333-19783, 333-23251,
333-28305, 333-32615, 333-32617 and 333-51123 on Form S-8 and Nos. 333-56611 and
333-32621 on Form S-3. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.


                                                           KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 30, 1999